UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   May 4, 2011

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code     (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events

LSB Industries, Inc. (the “Company”) has been considering a proposed acquisition of certain real estate located in Oklahoma City and Laguna Vista, Texas (“Real Estate”) from Landmark Land Company, Inc. (“Landmark”) (the “Acquisition”). If the Company were to complete the transaction as to both sites, the aggregate proposed purchase price for both sites of Real Estate is approximately $5.0 million. The Company would undertake the Acquisition, if completed, as a five to seven year investment. If completed, the proposal contemplates that Landmark would be engaged to develop the Real Estate as a residential development and market the Real Estate on our behalf, at our election. Landmark has agreed to use the geothermal heat pumps manufactured by our Climate Control Business wherever feasible in the development of the Real Estate. Jack E. Golsen, our chairman of the board of directors and CEO, and another individual formed a limited liability company (“LLC”), and each contributed $1.0 million to the LLC. The LLC subsequently loaned Landmark the $2.0 million. In March 2011, Mr. Golsen sold his membership interest in the LLC to Gerald Barton, the CEO and a substantial stockholder of Landmark. As consideration for the membership interest, Mr. Barton issued a promissory note to Mr. Golsen in the principal amount of approximately $1.1 million, representing the amount that Mr. Golsen had invested in the LLC, plus interest (the “Barton Note”). The Barton Note is due and payable in June 2011. In addition, Bernard Ille, one of our directors, served as a director of Landmark for many years until he resigned in March 2011. In light of the Barton Note and Mr. Ille’s past relationship with Landmark, our board of directors appointed a special committee for the purpose of reviewing, on our behalf, the Acquisition, to evaluate the risks and benefits to us of the Acquisition and to approve the Acquisition on behalf of our board. During the first the week of May 2011, the special committee approved the purchase from Landmark of the Real Estate located in Oklahoma City for a purchase price of $2.25 million and is still considering the possibility of purchasing the Real Estate located in Laguna Vista, Texas. Completion of the purchase of the Oklahoma City Real Estate is subject to finalization and execution of definitive agreements. The definitive agreements in connection with the purchase of any of the Real Estate from Landmark will provide a condition that Landmark not use any of the proceeds to repay Landmark’s obligation to the LLC or Gerald Barton’s obligation to Mr. Golsen under the Barton Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 6, 2011

LSB INDUSTRIES, INC.

By: /s/Tony M. Shelby
Name: Tony M. Shelby
Title:   Executive Vice President and
Chief Financial Officer